Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in Amendment No.1 to this Registration Statement on Form SB-2 of our report dated February 20, 2004 relating to the financial statements of Global Axcess Corp. for the year ended December 31, 2003 and our report dated April 14, 2004 relating to the financial statements of Progressive Ventures, Inc. for the years ended December 31, 2003 and 2002, which appear in such Amendment No.1 to this Registration Statement. We also consent to the reference to us under the heading "Experts" in such such Amendment No. 1 to this Registration Statement.




                                                     WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants


Boca Raton, Florida
July 1, 2004